EXHIBIT 5.1
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                           POLLET, RICHARDSON & PATEL
                                A Law Corporation
                              10900 Wilshire Blvd.
                                    Suite 500
                          Los Angeles, California 90024
                               Tel (310) 208-1183
                               Fax (310) 208-1154

                               September 13, 2002
GWIN,  Inc.
5092  South  Jones  Blvd.
Las  Vegas,  Nevada  89118

     Re:     Registration  Statement  on  Form  SB-2
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Ladies  and  Gentlemen:

     We have acted as counsel for GWIN, Inc., a Delaware corporation, in connection with the preparation of a Registration Statement on Form SB-2 filed by GWIN with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended ("Act"), relating to the public resale by certain selling shareholders (the "Selling Shareholders") of up to 2,125,000 shares of common stock, par value $.0001 per share ("Common Stock"), such Registration Statement filed on or about September 13, 2002.

     In connection with rendering the opinion as set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) GWIN's Certificate of Incorporation, as amended, (c) GWIN's Bylaws; (d) certain records of GWIN's corporate proceedings as reflected in its minute books, and (e) such statutes, records and other documents as we have deemed relevant.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

     Based upon the foregoing, we are of the opinion that the outstanding shares of Common Stock to be sold by the Selling Shareholders when issued will be validly issued and are fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the
Registration Statement. In giving this consent, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder.

                         Regards,
                         POLLET,  RICHARDSON  &  PATEL
                         A  LAW  CORPORATION